UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2015

Aspen Aerogels, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36481	04-3559972
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Forbes Road, Building B, Northborough, Massachusetts		01532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (508) 691-1111

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05: Amendments to the Registrant’s Code of Ethics

On June 17, 2015, the Board of Directors of Aspen Aerogels, Inc. (the “Company”) approved the Company’s revised Code of Business Conduct and Ethics (the “Code”). The purpose of the amendments was to update the Code to: (i) accommodate the Company’s recently adopted Anti-Corruption Policy that replaced the Company’s prior Foreign Corrupt Practices Policy; (ii) empower the Company’s Compliance Committee, in coordination with the Audit Committee, to establish and administer procedures regarding gift giving and receipt, including gift thresholds and their reporting; (iii) establish Sarbanes-Oxley Act of 2002 compliant complaint handling procedures as part of the Code; and (v) make certain other administrative and non-substantive amendments.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the revised Code, which is filed herewith as Exhibit 14.1. A copy of the revised Code is publicly available on the “Investors” section of the Company’s website at www.aerogel.com, which is not incorporated by reference into this Current Report on Form 8-K unless expressly noted.

Item 5.07: Submission of Matters to a Vote of Stockholders

(a)	On June 17, 2015, the Company held its 2015 annual meeting of stockholders (the “Annual Meeting”). Of the 22,992,273 shares of common stock issued and outstanding and eligible to vote as of the record date of April 22, 2015, a quorum of 18,121,669 shares, or 78.8% of the eligible shares, was present in person or represented by proxy.

(b)	The following actions were taken at the Annual Meeting:

1.	The following nominees were reelected to serve on the Company’s Board of Directors as Class 1 Directors until the 2018 annual meeting of stockholders and until their successors are duly elected and qualified, based on the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
P. Ramsay Battin	14,095,407	103,147	3,923,115
Robert M. Gervis	14,038,395	160,159	3,923,115

2.	The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,116,809	1,231	3,629	0

Item 9.01: Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

14.1	Code of Business Conduct and Ethics

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2015	Aspen Aerogels, Inc.

	By:	/s/ John F. Fairbanks
	Name:	John F. Fairbanks
	Title:	Vice President, Chief Financial Officer and Treasurer